SECURITIES AND EXCHANGE COMMISSION
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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Maxway Industries, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada	3670	27-0164421
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Area B, Floor 6, Building 4, Huoju Road,

Xi’an High and New Technology Development Area - Eastern Area,

Xi’an City, Postal Code: 710043. Shaanxi Province
The People’s Republic of China
Phone: 86-29-82243655

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Business Filings Incorporated

6100 Neil Road, Suite 500

Reno, Nevada 89511

Phone: (608) 827-5300

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.

401 Broadway, Suite 1708

New York, NY 10013

Phone: (212) 219-7783

Facsimile: (212) 219-3604

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock	500,000	$ 0.02	$ 10,000.00	$ 0.56

     (1) The offering price has been arbitrarily determined by the registrant Maxway Industries, Inc. and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

                      (2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

MAXWAY INDUSTRIES, INC.

500,000 SHARES OF COMMON STOCK

               Prior to this registration, there has been no public trading market for the common stock of Maxway Industries, Inc. (hereinafter referred to as “Company”, “Registrant”, “we”, “us” or “Maxway”) and it is not presently traded on any market or securities exchange. 500,000 shares of common stock are being offered for sale by the Company to the public.

               The price per share will be $ 0.02. Company will be selling all the shares and will receive all proceeds from the sale. Company may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” of this prospectus for a discussion of information that should be considered in connection with an investment in our secur

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

               The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is December_____________, 2009.

               The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

     Until                            , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

     This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Maxway Industries, Inc.

                We are a Nevada Corporation, founded on April 28, 2009 as a for-profit company with a business plan to engage in the business of designing, manufacturing and marketing digital automobile odometers in the People’s Republic of China (“PRC” or “China”).

Our business office is located at Area B, Floor 6, Building 4, Huoju Road, Xi’an High and New Technology Development Area - Eastern Area, Xi’an City, Postal Code: 710043. Shaanxi Province, the People’s Republic of China. Our telephone number is 86-29-82243655. Our United States and registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada, 89511, telephone number (608)-827-5300.

Upon our inception, our initial shareholders invested $ 300 as our initial capital for a total of 3,000,000 shares of our common stock. As of October 31, 2009, our shareholders also invested additional paid in capital of $ 10,280 to pay off various expenses incurred during the period from our inception to October 31, 2009. As of October 31, 2009, the end of the most recent year end, we have total liabilities of $ 2,500, represented by expenses accrued during our start-up. In addition, we anticipate incurring costs associated with this offering totaling approximately $ 5,000. As of the date of this prospectus, we have not generated revenue from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

The Company has 3,000,000 shares of common stock issued and outstanding and is registering an additional 500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 500,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.0001	500,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	3,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	3,500,000common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. Company may not be able to meet the re quirement for a public listing or quotation of its common stock. Further, even if Company’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Company will receive all proceeds from the sale of the common stock. If all 500,000 common shares being offered are sold, the total gross proceeds to the Company would be $10,000. The Company intends to use the proceeds from this offering (1) for the launch of designing and manufacturing of digital automobile odometers, estimated at $ 3,500; (2) for the marketing, marketing planning and sales planning, estimated at $2,500; (3) for administrative expenses estimated at $2,000; (4) The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $2,000.

Termination of the offering

The offering will conclude when all 500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Company may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and secretary will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Company has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of October 31, 2009
Total Assets	$ 6,628
Total Liabilities	$ 2,500
Shareholder’s Equity	$ 4,128
Operating Data	April 28, 2009 (inception) through October 31, 2009
Revenue	$ -
Net Loss	$ 6,452
Net Loss Per Share	$ 0.00

     As shown in the financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. It should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF THE COMPANY TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated December 8, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such, we may have to cease operations and you could lose your entire investment. See “October 31, 2009 Audited Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern, it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses. Within the next 12 months, the Company will have estimated costs related to: (1) for the launch of designing and manufacturing of digital automobile odometers, estimated at $ 3,500; (2) for the marketing, marketing planning and sales planning, estimated at $2,500; (3) for administrative expenses estimated at $2,000; (4) The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $2,000.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of Company’s common stock. Company’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHAREHOLDERS’ EQUITY

The Company has 75,000,000 authorized shares, of which only 3,000,000 are currently issued and outstanding and only 3,500,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S OFFICERS AND DIRECTORS CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO INVESTOR’S INTERESTS

The Company’s officers and directors, Xu Huang, Jinhua Jiang and Min Zhou, collectively own 100% of the outstanding shares and will collectively own over 85.7 % after this offering is completed. The directors and officers’ interests may differ from those of the other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by our officers and directors. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon the current directors and officers’ management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s current officers and directors will not abuse their discretion in executing the Company’s business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the current officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

 Risks Related to Investing in Our Company

WE ONLY HAVE LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on April 28, 2009. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating little revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues may cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for automotive testing; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES, THEY MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Our current officers and directors all have other business interests and currently devote approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to our current officers and directors, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our our current officers and directors, they are prepared to adjust their timetable to devote more time to the Company’s business. However, they may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its current officers and directors. The departure or the loss of any of them in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its current officers and directors.

IT MAY BE IMPOSSIBLE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the marketing of automotive products, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on April 28, 2009 and to date have been involved primarily in the creation of our business plan and providing some insignificant consultation services. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into automotive industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the automotive industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have not earned any revenue from business operations. Failure to generate substantial revenue in future will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY MIGHT BE UNABLE TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

BECAUSE WE HAVEN’T DEVELOPED OUR PRODUCT YET, THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not developed our product, so we don’t know the exact cost of each product. In the case of a higher than expected cost of production, we won’t be able to offer our products at the expected price. If we are unable to offer the products at a reasonable price, it could affect negatively our business which would result in the loss of your investment.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

THE MANUFACTURE AND SALE OF OUR PRODUCTS MAY SUBJECT US TO PRODUCT LIABILITY AND PERSONAL INJURY LIABILITY.

               If our products do not perform as advertised or do not perform in tests that they are manufactured to perform we may be subject to product liability lawsuits and personal injury claims.  A claim for product liability or personal liability against us would have a negative effect on our operations.  The costs incurred in litigation and legal fees to defend a product liability or personal injury claim may cause us to cease operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $ 0.02. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25%, respectively, of the securities offered for sale by the Company.

	If 100% of Shares Sold	If 75% of Shares Sold	If 50% of Shares Sold	If 25% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 10,000	$ 7,500	$ 5,000	$ 2,500

OFFERING EXPENSES
Legal & Accounting	1,500	1,125	750	375
Transfer Agent	500	375	250	125
TOTAL	2,000	1,500	1,000	500

PRODUCT DEVELOPMENT
Prototype Development	1,500	1,125	750	375
Legal and Regulation Research	1,000	750	500	250
Product Testing	500	375	250	125
Manufacturing Plan	500	375	250	125
TOTAL	3,500	2,625	1,750	875

SALES &MARKETING
Marketing Planning	1,500	1,125	750	375
Sales Planning	1,000	750	500	250
TOTAL	2,500	1,875	1,250	625

ADMINISTRATION EXPENSES
Traveling, Office supplies, Stationery, Telephone, Internet	2,000	1,500	1,000	500
TOTAL	2,000	1,500	1,000	500
TOTALS	$ 10,000	$ 7,500	$ 5,000	$ 2,500

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s current officers and directors for common equity since the Company’s inception on April 28, 2009. The Company’s current officers and directors paid $0.0001 per share, a difference of $0.0199 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$10,000
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share after offering	$0.003
Capital contributions	$10,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering held by existing stockholders	3,000,000
Percentage of ownership after offering	85.7%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$(0.016)
Capital contributions	$10,000
Percentage of capital contributions	97.1%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	14.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$(0.017)
Capital contributions	$7,500
Percentage of capital contributions	96.2%
Number of shares after offering held by public investors	375,000
Percentage of ownership after offering	11.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$(0.017)
Capital contributions	$5,000
Percentage of capital contributions	94.3%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	7.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$(0.018)
Capital contributions	$2,500
Percentage of capital contributions	89.3%
Number of shares after offering held by public investors	125,000
Percentage of ownership after offering	4.0%

PLAN OF DISTRIBUTION

3,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 500,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02 until our shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on OTCBB. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker agrees to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parties.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Maxway has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 85.7 % of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

Our transfer agent is West Coast Stock Transfer, located at 2010 Hancock Street, First Level, San Diego, CA 92110.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     The financial statements included in this prospectus and the registration statement have been audited by Maddox Ungar Silberstein, PLLC, 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025-4586 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Bernard & Yam, LLP, 401 Broadway, Suite 1708, New York, NY 11013, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On April 28, 2009, the Company was incorporated in the State of Nevada and established a fiscal year end of October 31. The objective of the Company is to engage in the business of designing, manufacturing and marketing digital automobile odometers in China.

Our business office is located at Area B, Floor 6, Building 4, Huoju Road, Xi’an High and New Technology Development Area - Eastern Area, Xi’an City, Postal Code: 710043. Shaanxi Province, the People’s Republic of China. Our telephone number is 86-29-82243655. Our United States and registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada, 89511, telephone number (608)-827-5300.

We have not yet implemented our business model and to date have generated no revenues.

We have no plans to change our business activities or to combine with another business and are not aware of any circumstances or events that might cause this plan to change.

Description of Products

     The digital odometer for automobile, unlike the traditional mechanic odometer, has an encoder which is a mechanical memory that supplies binary data to a logic control and memory microprocessor. Both total distance and trip distance are stored in memories in the logic control and memory and are supplied to digital displays. The encoder is located in the vicinity of and mechanically connected to be driven by the transmission of the automobile. The encoder includes a plurality of rotatable encoder discs which sense and supply digital electrical data signals corresponding to the rotational position of each of encoder discs as an indication of the total distance of travel of the automobile. The data will then be stored in memory and be shown on digital displays.

Market Opportunities

The primary end users of our product are the automobile manufacturing companies. An increase or decrease in the output and sales of Chinese automobile vehicles could result in an increase or decrease of the Company’s results of operations. According to the latest statistics from the China Association of Automobile Manufacturers, “CAAM”, in 2008, the output and sales volume of passenger vehicles have reached 9,345,000 and 9,381,000 units respectively, with only a single-digit growth rate of 5.2% and 6.7% for the first time in at least 10 years as consumer confidence waned in a slowing economy. The output and sales volume of passenger vehicles have reached 6,738,000 and 6,756,000 units respectively with an increase of 5.6% and 7.3% compared with the year 2007. The output and sales volume of commercial vehicles have reached 2,607,000 and 2,625,000 units respectively with an increase of 4.2% and 5.3% over last year. Accordingly, the Company’s sales of steering gears and steering pumps for passenger vehicles in 2008 increased by 27.8% and 9.2% compared with the year 2007. The sales of steering gears for commercial vehicles in 2008 increased 13.1% compared with the year 2007.

Chinese government implemented a series of stimulus measures in 2009 to increase the market demand for automobile vehicles, such as scrapping some road fees and granting subsidies for farmers who trade in their polluting vehicles for more fuel-efficient ones.

Company also believes that China’s rapid economic growth will also affect the automobile industry greatly. During 2008, Chinese economic growth still maintained a relatively high level, although it suffered from the global financial crisis since the third quarter of 2008. According to data from the State Statistical Bureau, Chinese economic growth reached 9.0% in 2008. With the pulling function of great government investment, the investment by Chinese enterprises and consumption by Chinese residents will continue to increase relatively rapid in 2009. Company considers that the continued investment and consumption growth will have a favorable effect on the sales of commercial vehicles and passenger vehicles.

Competitive Advantages

We currently have no operations and are not yet competing with any of the companies in this area. The market for digital automobile odometer is highly competitive. We will face competition from other digital automobile odometer manufacturers. Currently the major competitors in the automobile digital odometer market in China include Hangzhou Hangxing Meter Co, Ltd, Qingdao Haitai Electronic Co, Ltd, Wenzhou Haosong Automobile Part Co, Ltd, and Beijing Jing-Jing Meters Co, Ltd. Many of these competitors have been in business for much longer than we have and have successfully built a market share in this segment. We will attempt to compete against these established manufacturers by we cannot assure you that our business plan will be successful. Management believes that we will be able to compete within the market by providing a high quality, user friendly device, where customers will be comfortable. We believe that our success will depend upon our ability to remain competitive in our product areas. We compete primarily on the basis of quality, brand name recognition, and price. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Although the market is highly competitive, Company believes there are significant market opportunities for the sales of automotive digital odometers. Management believes it may be able to set itself apart by focusing its resources on marketing and providing a comprehensive distributor catalog on a website easy to navigate and would provide quality information pertaining to the automotive industry related to goods and our products.

Marketing, Sales and Distribution Strategy

Our goal is for our digital odometer to become a leading product in the automobile electronics marketplace in China. In order to achieve our goal, we intend to increase awareness of our product with potential customers, who we anticipate will be major automobile companies as end users. We intend to do this by engaging in the following:

Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.

Attending national and regional promotional events and conferences.   There are events and conferences managed by regional and central institutions and organizations to promote automobile electronic device products. We plan to attend a number of such events in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences.

Developing direct marketing programs to attract buyers of our products. In addition to attending the foregoing conferences and seminars, we intend to market directly to potential buyers which are primarily automobile manufacturing companies and automobile electronics wholesalers and retailers. Our marketing will include conducting seminars, and the use of online and traditional advertising media such as newspapers and trade publications.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our product. As our product approaches the manufacturing stage, however, we plan to employ sales representatives in China to promote and sell our product. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

 Intellectual Property

We intend, in due course and subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, China and other jurisdictions.

We intend to aggressively assert our legal rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of any government regulations that would restrict our ability to do business in China and do not anticipate having to expend significant resources to comply with any governmental regulations of the automotive products industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Company has no permanent staff other than its officers and directors. Xu Huang is the President and CEO of the Company. Jinhua Jiang is the CFO of the Company and Min Zhou is the secretary of the Company. They are all employed elsewhere and has the flexibility to work on Company up to 10 hours per week. They are not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Plan of Operation

     Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

     We intend to continue the development and refinement of our product over the coming months. We will first focus on our experiments to improve the quality of our product to increase its appeal to automobile companies.

Locate Suitable Manufacturing

     We do not currently have any manufacturing facilities. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We plan to pursue these negotiations further upon commercialization of our product. Production of our digital odometers doesn't require any facilities or equipment beyond what is available to any automobile electronic device producer. We could contract with any automobile electronic device producer to manufacture our product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. The automobile electronic device producer that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our product are available in the public marketplace. We will only accept wholesale orders from wholesale distributors. Once we receive wholesale orders, we will hold the order until certain quantities, which will be pre-negotiated with automobile electronic device producers, are attained. Then we will contract with the automobile electronic device producer to produce our product for us at pre-negotiated prices.

Sales and Distribution Strategy

     Our goal is for our digital odometer to become a leading product in the automobile electronics marketplace in China. In order to achieve our goal, we intend to increase awareness of our product with potential customers, who we anticipate will be major automobile companies as end users. We intend to do this by engaging in the following:

     Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product.

     Attending national and regional promotional events and conferences.   There are events and conferences managed by regional and central institutions and organizations to promote automobile electronic device products. We plan to attend a number of such events in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences.

     Developing direct marketing programs to attract buyers of our products. In addition to attending the foregoing conferences and seminars, we intend to market directly to potential buyers which are primarily automobile manufacturing companies and automobile electronics wholesalers and retailers. Our marketing will include conducting seminars, and the use of online and traditional advertising media such as newspapers and trade publications.

Sales Personnel

     We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our product. As our product approaches the manufacturing stage, however, we plan to employ sales representatives in China to promote and sell our product. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Expenses

     We estimate the costs to implement our business strategy over the following twelve months to be: (1) for the launch of designing and manufacturing of digital automobile odometers, estimated at $ 3,500; (2) for the marketing, marketing planning and sales planning, estimated at $2,500; (3) for administrative expenses estimated at $2,000; (4) The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $2,000.

Significant Equipment

     We do not intend to purchase any significant equipment for the next twelve months.

Certain Relationships and Related Transactions

     None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any relative or spouse of any of the foregoing persons who has the same house address as such person

* Any of our promoters;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

AVAILABLE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

               We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

               After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are currently not a party to any legal lawsuit or proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2009

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

OCTOBER 31, 2009

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of October 31, 2009	F-2

Statement of Operations for the period from
April 28, 2009 (date of inception) to October 31, 2009	F-3

Statement of Stockholders’ Equity as of October 31, 2009	F-4

Statement of Cash Flows for the period from
April 28, 2009 (date of inception) to October 31, 2009	F-5

Notes to the Financial Statements	F-6 - F-9

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Maxway Industries, Inc.
Xi’an City, Shaanxi Province
People’s Republic of China

We have audited the accompanying balance sheet of Maxway Industries, Inc. (the “Company”) as of October 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 28, 2009 (Date of Inception) through October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maxway Industries, Inc. as of October 31, 2009 and the results of its operations and its cash flows for the period from April 28, 2009 (Date of Inception) through October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has begative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan

December 8, 2009

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
AS OF OCTOBER 31, 2009

ASSETS
Current assets
Cash and cash equivalents	$6,628

Total Assets	$6,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$2,500
Total Liabilities	2,500

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 75,000,000 shares authorized,
3,000,000 shares issued and outstanding	300
Additional paid in capital	10,280
Deficit accumulated during the development stage	(6,452)
Total Stockholders’ Equity	4,128

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,628

See accompanying notes to financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 28, 2009 (INCEPTION) TO OCTOBER 31, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	5,500
General and administrative	952
TOTAL OPERATING EXPENSES	6,452

NET LOSS BEFORE INCOME TAXES	(6,452)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(6,452)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes to financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
AS OF OCTOBER 31, 2009

				Deficit
				accumulated
			Additional	during the
	Common stock		paid-in	development
	Shares	Amount	capital	stage	Total
Inception, April 28, 2009	--	$--	$--	$--	$--

Issuance of common stock for cash to founders	3,000,000	300	--	--	300

Contributed capital	--	--	10,280	--	10,280

Net loss for the period ended October 31, 2009	--	--	--	(6,452)	(6,452)

Balance, October 31, 2009	3,000,000	$300	$10,280	$(6,452)	$4,128

See accompanying notes to financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 28, 2009 (INCEPTION) TO OCTOBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,452)
Changes in assets and liabilities:
Increase in accrued expenses	2,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,952)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	300
Contributed capital	10,280
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,580

NET INCREASE IN CASH	6,628
Cash, beginning of period	0
Cash, end of period	$6,628

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Maxway Industries, Inc. (the “Company”) was incorporated in the State of Nevada on April 28, 2009. The Company’s objective is to engage in the business of designing, manufacturing and marketing digital automobile odometers in the People’s Republic of China.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and an acrrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted an October 31 fiscal year end.

Cash and Cash Equiva lents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equiv alents.

Stock-based compensation.

For the period ended October 31, 2009, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has no revenues as of October 31, 2009. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at October 31, 2009 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

October 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$ 2,194
Less: valuation allowance	(2,194)
Net provision for Federal income taxes	$ --

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

October 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$ 2,194
Less: valuation allowance	(2,194)
Net deferred tax asset	$ --

At October 31, 2009, the Company had an unused net operating loss carryover approximating $6,500 that is available to offset future taxable income; it expires beginning in 2029.

NOTE 5 – COMMON STOCK

On April 30, 2009, the Company received $300 from its founders for 3,000,000 shares of its common stock. During the period ended October 31, 2009, $9,000 was deposited into an escrow account to cover expenses for the Company. These funds were deposited by an officer and shareholder of the Company and have been recorded as contributed capital. Additional deposits of $1,280 were made by a shareholder of the Company and have also been recorded as contributed capital.

As of October 31, 2009, a total of 3,000,000 shares were issued and outstanding.

NOTE 6– COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

MAXWAY INDUSTRIES, INC.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2009

NOTE 7 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to October 31, 2009 through the dtae the financial statements were submitted in a filing to the Securities and Exchage Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words by which nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

The following steps would be essential in order for Maxway to become fully operational:

Develop the automobile digital odometers and do all the necessary tests including the regulation research. Over the subsequent months, Maxway plans to roll a market research before starting the manufacturing process of the products. This would help to get more information and an informed perspective of the possible success of automobile digital odometer in the market. This process would take approximately 3 months. Potential investors should understand that as of the date of this Prospectus, Maxway is currently in the process of developing the prototype and at this time it is not fully functional.

After getting the approval of the prototype and all information needed for the product success is verified, we should develop a manufacturing plan.

The future achievement and possible growth of the business, beyond the development stages, as described above, would involve a significant and well planned sales strategy, which we will also adjust accordingly with the results of the market research. These efforts shall include negotiations of partnerships with automobile parts and equipments manufactures. We propose to dedicate about 2 months for this stage.

Although management believes the above mentioned timeframes for the business stages are conservative and most likely be completed by Maxway, potential investors should be conscious that several unforeseen or unanticipated delays could stop Maxway from accomplishing the above-described stages such as: problems could occur during the development of prototype of the products with programming and testing that management cannot overcome, resulting a time delay and additional costs; and Maxway may find that potential and prospective investors are unreceptive to its business plan and have no interest in investing funds.

If either of these events took place, Maxway would not be able to continue business and investors would lose all of their investment. In addition to the above factors, investors should carefully read the Risk Factors section.

If additional funding is needed by Maxway, there is no guarantee that the proposed marketing plan will be successful in accomplishing the goals Maxway has set. This may compel management to redirect its efforts and generate the need for supplementary time, money, and resources, of which, Maxway may not be successful in providing.

At this moment, management does not intend to commit any of their own funds towards the Company's growth. If and when this changes, management will file the appropriate disclosures in a timely fashion.

Limited Operating History

     We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Any possible equity financing could result in additional dilution to our existing shareholders.

Results of Operations

For the period from inception through October 31, 2009, we had no revenue. Expenses for the period totaled $ 6,452 resulting in a net loss of $ 6,452.

Capital Resources and Liquidity

As of October 31, 2009 we had $ 6,628 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as a going-concern business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our plan and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Huang has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our officers and directors serve until their successors are elected and qualified. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our present officers and directors is set forth below:

Name	Age	Position(s)
Xu Huang	46	President, Director, CEO
Jinhua Jiang	34	Director, Treasurer, CFO
Min Zhou	56	Director, Secretary

The persons named above have held the offices/positions since inception of our company and are expected to hold the offices/positions at least until the next annual meeting of our stockholders.

Set forth below is a biographical description of our executive officers and directors based on information supplied by each of them.

     Xu Huang, age 46, President, Director, CEO

     Address: Room 405, No.6 Sha Jia Xiang, Cheng Nan Road, Tianxin District, Changsha, Hunan Province, China, Postal Code: 410001. Xu Huang was the Loan Officer at Industrial and Commerce Bank Changsha branch from 1981 to 2003. From 2003 to present, he was the executive officer and later the president of Changsha City Jingcai Vocational Education Institute.

     Jinhua Jiang, age 34, Treasurer, Director, CFO

     Address: Room 1703, No.99 Shu Guang South Road, Yuhua Disctrict, Changshan, Hunan, China, Postal Code: 410001. Jinhua Jiang was the senior staff at Changsha Railroad Administrative Bureau from 1995 to 2003. From 2004 to present, she was the owner and the president of Changsha Heyuan Electronics Company, Ltd.

     Min Zhou, age 56, Secretary, Director

     Address: Room 311, Plaza 11, Wu Yi East Village, Furong District, Changsha, Hunan, China, Postal Code: 410001. Min Zhou worked in Hunan Xiangtan Texitle Mill from 1973 to 1980. From 1980 to present, she served as accounting and sales officers at Changsha Food and Oil Import and Export Co Ltd, Changsha Packaging Co Ltd, China Life Insurance Company Changsha Branch and Changsha City Jingcai Vocational Education Institute

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between any of our directors and officers’ other business interests and their involvement in Maxway.

EXECUTIVE COMPENSATION

Maxway has made no provisions for paying cash or non-cash compensation to its officers and directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the period from inception (April 28, 2009) through October 31, 2009.

	SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xu Huang President, CEO	2009	0	0	0	0	0	0	0	0
Jinhua Jiang CFO	2009	0	0	0	0	0	0	0	0
Min Zhou Secretary	2009	0	0	0	0	0	0	0	0

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There is no outstanding equity award as of October 31, 2009.

Stock Option and Awards Plan

There were no grants of stock options since inception to the date of this Prospectus. The Company has not adopted a Stock Awards Plan, either, but may do so in the future. The terms of any such plan have not been determined.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Maxway may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

 Director Compensation

 We do not pay directors compensation for their service as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold

Xu Huang Room 405, No.6 Sha Jia Xiang, Cheng Nan Road, Tianxin District, Changsha, Hunan Province, China, Postal Code: 410001	1,800,000	60%	51.5%
Jinhua Jiang Room 1703, No.99 Shu Guang South Road, Yuhua Disctrict, Changshan, Hunan, China, Postal Code: 410001	600,000	20%	17.1%
Min Zhou Room 311, Plaza 11, Wu Yi East Village, Furong District, Changsha, Hunan, China, Postal Code: 410001	600,000	20%	17.1%
All Officers and Directors as a Group (3 person s)	3,000,000	100%	85.7%

[1]

The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings.

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Upon the inception of the Company, we issued a total of 3,000,000 shares of common stock to Xu Huang, Jinhua Jiang and Min Zhou, as our founders, officers and directors, for total cash consideration of $ 300. These shares are valued at par. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. This issuance was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. The shares contain the appropriate legends restricting their transferability absent registration or applicable exemption. The shareholders received information concerning our company and had the ability to ask questions concerning our company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.56
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$1,000
Legal fees and expenses	$500
Total	$2,000.56

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Maxway is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.0001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares. During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

Upon the inception of the Company, we issued a total of 3,000,000 shares of common stock to Xu Huang, Jinhua Jiang and Min Zhou, as our founders, officers and directors, for total cash consideration of $ 300. These shares are valued $ 0.0001 par value.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate
5.1	Opinion of Bernard & Yam, LLP
23.1	Maddox Ungar Silberstein, PLLC, Certified Public Accountants & Consultants
99.1	Stock Subscription Agreement

Description of Exhibits

Exhibit 3.1     Articles of Incorporation of Maxway Industries, Inc., dated April 28, 2009.

Exhibit 3.2       Bylaws of Maxway Industries, Inc. approved and adopted on April 30, 2009.

Exhibit 4.1     Specimen Stock Certificate of the Common Stock of Maxway Industries, Inc.

Exhibit 5.1       Opinion of Bernard & Yam, LLP, 401 Broadway, 1708, New York, NY 10013, dated December 16, 2009, regarding the legality of the securities being registered.

Exhibit 23.1       Consent of Maddox Ungar Silberstein, PLLC, Certified Public Accountants & Consultants, 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025-4586, dated December 16, 2009, regarding the use in this Registration Statement of their report of the auditors and financial statements of Maxway Industries, Inc. for the period ending October 31, 2009.

Exhibit 99.1       Stock Subscription Agreement of Maxway Industries, Inc.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Xi’an, Shaanxi Province, People’s Republic of China, on this 17th day of December, 2009.

Maxway Industries, Inc.

/s/ Xu Huang
Xu Huang
President and Director
Chief Executive Officer

Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Jinhua Jiang

Jinhua Jiang
Treasurer, Director
Chief Financial Officer
Principal Financial and Accounting Officer

Date: December 17, 2009

 /s/ Min Zhou

Min Zhou
Director
Secretary

Date: December 17, 2009